UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 11, 2009 (December 10, 2009)
Date of Report (Date of earliest event reported)

CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10017 (zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.
As disclosed in Item 8.01 below, on December 10, 2009, the Board of Directors (the “Board”) of Care Investment Trust Inc. (the “Company”) adopted a plan of liquidation for the Company. At the same time, the Board awarded to the following individuals the following performance share awards if the stockholders approve the Company’s plan of liquidation:
Flint D. Besecker, the Company’s Chairman of the Board — 5,000 share target award.
Salvatore (Torey) V. Riso, Jr., the Company’s Chief Executive Officer — 5,000 share target award.
Paul F. Hughes, the Company’s Chief Financial Officer and Chief Compliance Officer — 3,000 share target award.
Michael P. McDugall, the Company’s Chief Investment Officer — 1,000 share target award.
Under the terms of these performance share awards, these individuals will earn the award (and receive shares of Company common stock) at the earlier of (x) the time that the Board declares an aggregate amount of cash distributions equal to or greater than $8.00 per share (commencing from the date of stockholder approval of the Company’s plan of liquidation), or (y) December 31, 2010. If the Board declares aggregate distributions of less than $7.50 per share, each individual will receive 50% of their respective target awards. If the Board declares aggregate distributions between $7.50 and $7.99 per share, each individual will receive his respective target award. If the Board declares aggregate distributions at or greater than $8.00 per share, each individual will receive 200% of his respective target award. Each performance share award will accrue any distributions declared during the period from the date of stockholder approval of the plan of liquidation through the end of the performance period and will receive these accrued distributions at the end of the award period when the number of performance shares is determined and issued to the individuals. If any of these individuals is terminated or removed during the award period for cause, they will automatically forfeit their performance share award. If any of these individuals is terminated or removed during the award period for any other reason, then they will receive a prorated award at the end of the award period based on the number of days during the award period that they were with the Company. Upon a change in control of the Company during the award period, the award period will automatically be deemed completed and payouts will made to each individual at their respective target levels.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The disclosure included above under Item 1.01 is hereby incorporated herein by reference.
Item 8.01 Other Events.
On December 11, 2009, the Company announced that its Board of Directors approved on December 10, 2009, a Plan of Liquidation (the “Plan”) for the Company. The Plan is subject to approval by the Company’s stockholders holding a majority of the Company’s outstanding shares of common stock.

Safe Harbor Statement
This disclosure contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statement in this release may relate to, but are not limited to, statements regarding Care’s review of strategic alternatives, the timing of such review, the outcome of such review, the ability of Care to consummate, at all or in a timely fashion, any strategic transaction, including a sale or a merger, or the ability of Care to consummate a liquidation, at all or in a timely manner. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished as part of this Report to the extent described in Item 8.01.
99.1 Press release issued by Care Investment Trust Inc. on December 11, 2009 to announce the adoption of a plan of liquidation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 11, 2009

CARE INVESTMENT TRUST INC.
By:	/s/ Paul F. Hughes
	Name:	Paul F. Hughes
	Title:	Chief Compliance Officer and Secretary